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                                                                  Exhibit (a)(4)

                              THE NEW ENGLAND FUNDS

                Amendment No. 3 to Amended and Restated Agreement
                            and Declaration of Trust

         The undersigned, being at least a majority of the Trustees of The New England Funds (the "Trust"), hereby consent to and adopt the following amendment to the Trust's Amended and Restated Agreement and Declaration of Trust, as amended by Amendments Nos. 1 and 2 thereto (the "Declaration of Trust"), a copy of which is on file in the office of the Secretary of State of The Commonwealth of Massachusetts:

         WHEREAS, Section 8 of Article VIII of the Declaration of Trust provides that the Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the Trustees when authorized to do so by a majority of the Shares entitled to vote;

         WHEREAS, Section 6(e) of Article III of the Declaration of Trust provides that the Shareholders of any particular Series or class shall not be entitled to vote on any matters as to which such Series or class is not affected;

         WHEREAS, a majority of the Shares of each of TNE Balanced Fund, TNE Value Fund, TNE Bond Income Fund, TNE Tax Exempt Income Fund and TNE Global Government Fund (each a Series of the Trust) have authorized the Trustees to amend the Declaration of Trust to permit each such Series to issue one or more classes of shares of such Series having such preferences or special or relative rights and privileges as the Trustees may determine;

         WHEREAS, Section 6 of Article III of the Declaration of Trust further provides that each class of a Multi-Class Series shall have such rights and preferences relative to other classes of the same Series as are set forth in such Section 6, together with such other rights and preferences relative to such other classes as are set forth in any resolution of the Trustees establishing and designating such class of Shares; and

         WHEREAS, the Declaration of Trust currently designates each of TNE International Equity Fund and TNE Capital Growth Fund as a Multi-Class Series;

         NOW, THEREFORE, the first sentence of Section 6 of Article III of the Declaration of Trust is hereby amended to read in its entirety as follows:

         Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, each of the following Series shall be, and is hereby, established and designated: (1) TNE Government Securities Fund, (2) TNE Growth Fund,
         (3) TNE Balanced Fund, (4) TNE Value Fund, (5) TNE Bond Income Fund,
         (6) TNE Tax Exempt Income Fund, (7) TNE Global Government Fund, (8) TNE International Equity Fund and (9) TNE Capital Growth Fund; and the following Series shall be, and are hereby, designated as Multi-Class
         Series: TNE Balanced Fund, TNE Value Fund, TNE Bond Income Fund, TNE Tax Exempt Income Fund, TNE Global Government Fund, TNE International Equity Fund and TNE Capital Growth Fund.

         The foregoing amendment shall become effective as of the time it is filed with the Secretary of State of The Commonwealth of Massachusetts.


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         IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and for our successors and assigns as of this 10th day of September 1993.


                                           /s/ Henry L.P. Schmelzer
                                               -----------------------
                                               Henry L. P. Schmelzer

/s/ Kenneth J. Cowan                       /s/ James H. Scott
    ------------------------                   -----------------------
    Kenneth J. Cowan                           James H. Scott


/s/ Joseph M. Hinchey                      /s/ John A. Shane
    ------------------------                   -----------------------
    Joseph M. Hinchey                          John A. Shane

/s/ Richard S. Humphrey, Jr.               /s/ Joseph F. Turley
    ------------------------                   -----------------------
    Richard S. Humphrey, Jr.                   Joseph F. Turley

/s/ Robert B. Kittredge                    /s/ Peter S. Voss
    ------------------------                   -----------------------
    Robert B. Kittredge                        Peter S. Voss

/s/ Laurens MacLure                        /s/ Pendleton P. White
    ------------------------                   -----------------------
    Laurens MacLure                            Pendleton P. White

/s/ Sandra O. Moose
    ------------------------
    Sandra O. Moose